EXHIBIT 10(r)

                     FIRST AMENDMENT TO
                NORTHROP GRUMMAN CORPORATION
                      SPECIAL AGREEMENT


     THIS FIRST AMENDMENT  to the Northrop Grumman
Corporation Special Agreement is made and entered into by and between Northrop Grumman Corporation, a Delaware corporation (hereinafter, the "Company"), and [insert name], (hereinafter, the "Executive").

     Pursuant to Section 9.6 of the Special Agreement, which allows modification of the Agreement as agreed to in writing and signed by the Executive and by an authorized member of the Committee, and pursuant to delegation of the Committee's authority to Messrs. Kresa and Elkin by the Board of Directors of the Company at its meeting on July 2, 1997, the Company and the Executive agree to amend the Special Agreement as follows:

Section 2.4(e) shall be amended in its entirety to state as follows:

     A lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by the Participant as of the Effective Date of Termination under the qualified defined benefit pension plan or plans in which the Participant participates (the "qualified plan"), and under any and all supplemental retirement plans in which the Participant participates. For this purpose, such benefits shall be calculated as if the Participant's employment continued for three full years following the Effective Date of Termination (i.e., the Participant receives three additional years of vesting and benefit accruals, and his age is also increased three years from his age as of the Effective Date of Termination for all purposes under such plans, including any and all early retirement subsidies); provided, however, that for purposes of determining "Final Average Pay" under such plans, the Participant's actual pay history as of the Effective Date of Termination shall be used, except that such pay shall include the higher of (x) the average of the last three bonuses received by the Executive, or (y) the Executive's target bonus for the year in which the Effective Date of Termination occurs. In addition, for this purpose there shall be offset from the lump sum payment the actuarial present value equivalent of benefits payable to the Participant from the qualified plan as actually accrued by the Participant through the Effective Date of Termination under the qualified plan (or such other date as determined under the terms of the qualified plan); the intent of this provision being that the qualified plan benefits will be paid in the normal course under the terms of the qualified plan or plans, with additional benefits payable as a result of the imputation of age and service under this provision being paid from this Plan.



A new second paragraph of Section 2.4(d) shall be substituted for the existing second paragraph of that Section, as follows:

     The welfare benefits described in this Subsection 2.4(d) shall continue for three years following the Effective Date of Termination for the Executive and his spouse; provided, however, that such welfare benefits that are medical benefits shall be continued for the life of the Executive and the life of his spouse, and may be coordinated with and paid secondary to any benefits that the Executive or his spouse receives from another employer or from Medicare (following the Executive and/or his spouse's entitlement to Medicare benefits).



IN WITNESS WHEREOF, the parties have executed this First
Amendment to the Special Agreement on the ______ day of August, 1997.


Northrop Grumman Corporation            Executive



____________________________            ____________________
Marvin Elkin,                           [insert name]
Corporate Vice President and
Chief Human Resources Officer




                     SECOND AMENDMENT TO
                NORTHROP GRUMMAN CORPORATION
                      SPECIAL AGREEMENT


     THIS SECOND AMENDMENT to the Northrop Grumman
Corporation Special Agreement is made by Northrop Grumman
Corporation, a Delaware corporation (hereinafter, the "Company").

     WHEREAS, Northrop Grumman Corporation (the "Company") and Richard B. Waugh, Jr. (the "Executive") have previously entered into an agreement known as the Northrop Grumman
Corporation Special Agreement dated
, 1997 and subsequently amended (the "Agreement"), and

     WHEREAS, pursuant to Section 9.6 of the Agreement, the Company may modify the Agreement with the written consent of the Executive, and

     WHEREAS, the Executive has given the Company written consent to amend the Agreement with respect to certain payout provisions and such consent is attached hereto, and

     WHEREAS, the Company now wishes to amend such payout provisions,

     NOW THEREFORE, the Agreement shall be amended as follows:


Section 2.4(e) shall be amended to replace the "A" at the beginning with the following:

     "Except as provided in Appendix A, a"


A new Appendix A shall be added as follows:

                         APPENDIX A

                Manner of Payment of Benefits

     1. Coverage: This Appendix applies only to the payment of benefits under the Executive's nonqualified supplemental retirement plans. It does not cover "3+3" benefits under this Special Agreement. The covered benefits are referred to for purposes of this Appendix as the "Supplemental Retirement Benefits".

     2. Override: The provisions of this Appendix override any inconsistent provisions in Section 2.4(e) of this Special Agreement with respect to the manner of payment of Supplemental Retirement Benefits.

     3. Basic Form Of Payment: The Supplemental Retirement
Benefits will be paid to the Executive in the form of a 100% contingent annuitant annuity, except as provided below.

     (a) Payment will be made to the Executive with his spouse as the contingent annuitant.

     (b) The Executive's spouse will be his spouse at the date of the adoption of this Appendix ("Spouse").

     4. Calculation Of Annuity: The calculation of the 100% contingent annuitant option will be made using the factors applicable for that payment form under the Northrop Grumman
Retirement Plan.

     5. Commencement Of Annuity: The effective annuity starting date will be the first of the month following the Executive's termination of employment with the Company's affiliated group (which may include Lockheed Martin
Corporation and its affiliates if Lockheed Martin
Corporation has merged with or acquired Northrop Grumman
Corporation at the time of the Executive's termination).
Actual payment will commence as soon as practicable on or after the annuity starting date, but no more than 30 days after the Executive's Effective Date of Termination.

     6. Lump Sum In Certain Cases: If the Executive's Spouse should die prior to the annuity starting date described in paragraph 5, or if the Spouse's life expectancy should become shortened as a result of illness diagnosed or an injury occurring after the date of adoption of this Appendix, payment will be made to the Executive in a single lump sum.

     (a) The payment will be the present value of the Executive's entire accrued benefit (but only with respect to the Supplemental Retirement Benefits).

     (b) The procedure for calculating the lump sum, including the applicable actuarial factors, will be the same as that used by the Company for making lump sum payments of Supplemental Retirement Benefits under the Northrop Grumman Corporation change-in-control Special Agreements with its elected officers.

     (c) Payment will be made as soon as practicable following the Executive's termination of employment as described in paragraph 5, but no more than 30 days after the Executive's Effective Date of Termination.

     (d) If the Company and the Executive cannot agree as to whether the life expectancy of the Spouse has become shortened as a result of an illness diagnosed or an injury occurring after the date of adoption of this Appendix, the issue will be determined by two doctors designated by the Executive. If the designated doctors cannot agree, payment will be made in annuity form under paragraph 3.

     7. No Vesting: This Appendix is intended only to describe the manner of payment of benefits to which the Executive may become entitled under other provisions of this Special Agreement. This Appendix is not intended to confer any additional right to benefits not derived from such other provisions.


IN WITNESS WHEREOF, the Company has executed this Second
Amendment to the Special Agreement on the     day of
December, 1997.


NORTHROP GRUMMAN CORPORATION




By:




Attest:
                        Waiver Under
                Northrop Grumman Corporation
                      Special Agreement


     1. This constitutes a waiver of any right the
undersigned Executive may have to object to a modification
(as described in paragraph 3 below) of the Northrop Grumman
Corporation Special Agreement (the "Agreement") between the
undersigned Executive and Northrop Grumman Corporation (the
"Company") entered into on                        .

     2. This waiver is only effective until the date that is 10 days before the date of the vote by Northrop Grumman shareholders on the proposed merger with Lockheed Martin
("Final Date").

     3. This waiver permits only the following modification to the Agreement: in lieu of the lump sum payout described in Section 2.4(e) of the Agreement of supplemental retirement benefits, such benefits would be paid in the form of an annuity (or installments), assuming such an option is available to the Executive in the underlying plan or agreement on which the supplemental benefits are based (such as the Northrop Corporation ERISA Supplemental Plan 1, ERISA Supplemental Program 2, etc.) This will not apply to 3+3 benefits provided under the Agreement or benefits under the CPC Supplemental Executive Retirement Program.

     The Company will determine the form of annuity (or installments) in its sole discretion. With respect to an amount attributable to a particular plan or agreement (such as the Northrop Corporation ERISA Supplemental Plan 1, ERISA Supplemental Program 2, etc.), the Company will only select among the options available under that particular plan or agreement, as to both form and timing of payment.

     4. The Company does not promise to make the foregoing amendment, but may do so at its option during the period of the waiver.

     5. The undersigned Executive understands that the Company will incur expenses in reliance upon this waiver and the Executive therefore agrees that this waiver cannot be revoked before the Final Date except as provided in 6.

     6. This waiver may be revoked before the Company amends the Agreement if the Executive suffers from (a) an unanticipated emergency that is caused by an event beyond the control of the Executive and that would result in severe financial hardship to the Executive if revocation were not permitted, or (b) an illness or injury which severely reduces the Executive's life expectancy.

     Executed this   day of December, 1997.


Northrop Grumman Corporation       Executive




By:



Attest:


                        AMENDMENT TO
              THE NORTHROP GRUMMAN CORPORATION
                     SPECIAL AGREEMENTS


     WHEREAS, Northrop Grumman Corporation (the "Company") and its elected officers have previously entered into a series of agreements known as the Northrop Grumman
Corporation Special Agreements which provide change in control benefits (the "Agreements"), and

     WHEREAS, pursuant to Section 9.6 of those Agreements, the Company may modify the Agreements with the written consent of the officers, and

     WHEREAS, the officers listed in Exhibit A hereto (the
"Waiving Officers") have given the Company written consent to amend the Agreement with respect to certain payout provisions, and

     WHEREAS, the Company now wishes to amend such payout provisions,

     NOW THEREFORE, the Agreements of the Waiving Officers shall be amended as follows:



1. Section 2.4(e) shall be amended to replace the "A" at the beginning with the following:

     "Except as provided in Appendix A, a"


2.   A new Appendix A shall be added as follows:

                         APPENDIX A

                Manner of Payment of Benefits


     1. Rescission of Lump Sum Payout: Section 2.4(e) of this Agreement contains a provision for a lump sum cash payout of the actuarial present value equivalent of the aggregate benefits accrued by the Executive under supplemental nonqualified retirement plans. That lump sum override of the form of payment provisions of other plans is rescinded. Accordingly, the form of payment of benefits under those plans will be determined in accordance with the provisions of those plans.

     2. 3+3 Benefits: The rescission in paragraph 1 is not meant to have any effect on the lump sum payout provision in
Section 2.4(e) with respect to the 3+3 benefits (i.e., the imputed three additional years of vesting and benefit accruals and three years of age).

     3. Coordination of Benefits: If the payout provisions in other supplemental nonqualified retirement plans made operative by the rescission in paragraph 1 contain reduction in benefit provisions (such as forfeitures or penalties attached to a lump sum election), the reduced amounts will not be restored by this Plan.


     Adopted this 13th day of February, 1998.


                    NORTHROP GRUMMAN CORPORATION




                    By:
                                 Marvin Elkin


Attest:





                          Exhibit A

                      Waiving Officers


 Anderson          Herbert W.
 Crosby, Jr.       Ralph D.
 Elkin             Marvin
 Harrison          John E.
 Helm              Robert
 Jones, Jr.        Charles L.
 Kresa             Kent
 Lawler            William H.
 Molleur           Richard R.
 Myers             Albert F.
 Roche             James G.